Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jessica Miller	Heidi Flaherty
Advent Software, Inc.	Advent Software, Inc.
(415) 645-1668	(415) 645-1145
jmiller@advent.com	flaherty@advent.com

Advent Software Reports First Quarter 2010 Results

Company Achieves Quarterly Revenues of $67 Million and First Quarter Annual Contract Value including Advent OnDemandSM of $7.3 Million

SAN FRANCISCO — April 28, 2010 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the first quarter ended March 31, 2010.

“I’m extremely proud of Advent’s first quarter financial performance.  We achieved very positive results across our business and robust growth in bookings,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.  “We believe our investment in product development and geographic expansion will continue to drive top line growth around the world.  We remain very confident about the market opportunity ahead of us.”

FIRST QUARTER 2010 RESULTS

GAAP Results for Continuing Operations

The Company reported revenue from continuing operations of $66.7 million for the first quarter of 2010, compared to $66.3 million in the first quarter of 2009, a 1% increase.

Operating income from continuing operations for the first quarter of 2010 was $7.3 million, or 11% of revenue, which represented a decrease of 13% compared with $8.4 million, or 13% of revenue, in the first quarter of 2009. This decrease is reflective of increased sales and marketing efforts and increased facilities costs during the quarter.

Net income from continuing operations for the first quarter of 2010 was $4.2 million compared to net income of $5.4 million in the first quarter of 2009, a 21% decrease.

On a fully diluted basis, earnings per share from continuing operations in the first quarter of 2010 were $0.16 and represent a 25% decrease from diluted earnings per share of $0.21 in the first quarter of 2009.

Operating cash flow from continuing operations in the first quarter of 2010 was $12.5 million, compared with $10.8 million in the first quarter of 2009, a 16% increase.  Cash, cash equivalents and marketable securities of continuing operations totaled $112.0 million as of March 31, 2010, compared to $34.2 million as of March 31, 2009, a 228% increase.

The Company repurchased 249,000 shares in the first quarter of 2010 at an average price of $42.41 per share.

Total deferred revenues from continuing operations as of March 31, 2010 were $142.2 million, compared to $146.1 million as of December 31, 2009, a decrease of 3%.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income from continuing operations for the first quarter of 2010 was $12.7 million, or 19% of revenue. This represents a 6% decrease compared to $13.5 million from continuing operations, or 20% of revenue, in the first quarter of 2009. Non-GAAP earnings per share from continuing operations were $0.29 in the first quarter of 2010 and represent a 13% decrease from non-GAAP diluted earnings per share of $0.33 in the first quarter of 2009.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FIRST QUARTER HIGHLIGHTS

•                  Strong First Quarter Bookings: The term license and Advent OnDemandSM contracts signed in the first quarter of 2010 will contribute $7.3 million in annual revenue once they are fully implemented.

•                  Launch of Advent Portfolio Exchange® (APX) 3.0:  Advent launched its most extensive release of APX to date.  With this release, Advent continues to set a new standard in comprehensive portfolio management for both asset managers and wealth managers around the globe.

•                  Launch of Axys® 3.8:  Advent released Axys® 3.8, an important update to Advent’s turnkey portfolio accounting and reporting solution. The latest release of Axys® marks Advent’s continued commitment to keeping the platform current as technology and regulatory changes impact its client base.

•                  Building Momentum in Asia Pacific (APAC): Advent signed several important deals in Asia in the first quarter.  Advent is committed to the APAC region and continues to expand its presence there as part of its international growth strategy.

•                  Acquisition of Goya AS: In the first quarter, Advent acquired Goya, a privately held Norwegian software provider. Through the acquisition, Advent now offers Goya’s product, Tradex, a software solution for fund managers and fund distributors in Europe and the Middle East.  By combining Tradex with its other solutions, Advent will have the most competitive solution for the international fund management and distribution market.

•                  Ongoing Commitment to Delivering World-Class Service and Support: Advent’s Client Support and Professional Services organizations achieved certification under the prestigious Service Capability & Performance (SCP) Standards.  Advent is the only financial services software firm to achieve certification in both Client Support and Professional Services.

FINANCIAL GUIDANCE

Advent announces the following financial guidance for the second quarter and fiscal year 2010:

Guidance	Q2 2010 Continuing Operations	FY 2010 Continuing Operations
Total Revenue ($M)	$67-$69	$272-$280
GAAP Operating Margin	n/a	11%-12%
Amortization of Intangibles (% of revenue)	n/a	1%-2%
Stock Compensation Expense (% of revenue)	n/a	7%-8%
Non-GAAP Operating Margin	n/a	20%-21%
Operating Cash Flow ($M)	n/a	$77-$82
Capital Expenditures ($M)	n/a	$18-$22

INVESTOR CALL

Advent Software, Inc. will host its Q1 2010 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q1 2010 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 866-362-4831 and request conference ID #40677222.  A replay will be available through midnight, May 5, 2010, by calling 888-286-8010 and referencing conference ID #57533430.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS The financial projections under Financial Guidance, our revenue growth, market acceptance and demand for our products and new product releases, our competitive position, market conditions and their impact on our business, international expansion, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development, release and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2009 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Advent Portfolio Exchange, Geneva, and Moxy are registered marks and Advent OnDemand is a mark of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	March 31	December 31
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$52,015	$57,877
Short-term marketable securities	50,952	31,273
Accounts receivable, net	42,473	44,246
Deferred taxes, current	15,155	15,081
Prepaid expenses and other	21,262	22,350
Current assets of discontinued operation	97	494

Total current assets	181,954	171,321
Property and equipment, net	35,712	33,945
Goodwill	145,635	144,827
Other intangibles, net	24,596	22,965
Long-term marketable securities	9,070	28,495
Deferred taxes, long-term	40,503	40,502
Other assets	9,396	10,142
Noncurrent assets of discontinued operation	2,095	2,095

Total assets	$448,961	$454,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,175	$4,708
Accrued liabilities	24,673	31,066
Deferred revenues	136,563	140,186
Income taxes payable	3,580	1,616
Current liabilities of discontinued operation	281	719

Total current liabilities	174,272	178,295
Deferred revenues, long-term	5,626	5,879
Other long-term liabilities	13,779	12,969
Noncurrent liabilities of discontinued operation	5,149	5,115

Total liabilities	198,826	202,258

Stockholders’ equity:
Common stock	258	259
Additional paid-in capital	390,427	386,623
Accumulated deficit	(148,823)	(145,584)
Accumulated other comprehensive income	8,273	10,736

Total stockholders’ equity	250,135	252,034

Total liabilities and stockholders’ equity	$448,961	$454,292

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended March 31
	2010	2009

Net revenues:
Term license, maintenance and other recurring	$58,851	$56,307
Perpetual license fees	2,302	2,685
Professional services and other	5,535	7,333

Total net revenues	66,688	66,325

Cost of revenues (1):
Term license, maintenance and other recurring	12,427	11,345
Perpetual license fees	73	112
Professional services and other	6,584	8,055
Amortization of developed technology	1,516	1,405

Total cost of revenues	20,600	20,917

Gross margin	46,088	45,408

Operating expenses (1):
Sales and marketing	16,860	15,779
Product development	12,061	12,119
General and administrative	9,551	8,639
Amortization of other intangibles	315	439
Restructuring charges	29	44

Total operating expenses	38,816	37,020

Income from continuing operations	7,272	8,388
Interest income and other income (expense), net	(706)	(372)

Income from continuing operations before income taxes	6,566	8,016
Provision for income taxes	2,323	2,653

Net income from continuing operations	$4,243	$5,363

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $(33) and $594, respectively)	(48)	866

Net income	$4,195	$6,229

Basic net income (loss) per share:
Continuing operations	$0.16	$0.21
Discontinued operation	(0.00)	0.03
Total operations	$0.16	$0.25

Diluted net income (loss) per share:
Continuing operations	$0.16	$0.21
Discontinued operation	(0.00)	0.03
Total operations	$0.15	$0.24

Weighted average shares used to compute net income per share:
Basic	25,874	25,249
Diluted	27,138	25,844

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$414	$352
Cost of professional services and other revenues	290	295
Total cost of revenues	704	647

Sales and marketing	1,298	1,146
Product development	1,209	1,041
General and administrative	1,074	1,059
Total operating expenses	3,581	3,246

Total stock-based employee compensation expense	$4,285	$3,893

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31
	2010	2009
Cash flows from operating activities:
Net income	$4,195	$6,229
Adjustment to net income for discontinued operation	48	(866)
Net income from continuing operations	4,243	5,363

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	4,285	3,893
Depreciation and amortization	4,331	4,149
Loss on dispositions of fixed assets	—	28
Provision for doubtful accounts	25	187
Provision for sales returns	(168)	809
Deferred income taxes	(9)	(34)
Other	111	95
Effect of statement of operations adjustments	8,575	9,127
Changes in operating assets and liabilities:
Accounts receivable	2,031	748
Prepaid and other assets	1,692	2,197
Accounts payable	4,435	627
Accrued liabilities	(6,404)	(3,156)
Deferred revenues	(3,974)	(6,379)
Income taxes payable	1,938	2,300
Effect of changes in operating assets and liabilities	(282)	(3,663)

Net cash provided by operating activities from continuing operations	12,536	10,827

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(4,719)	—
Purchases of property and equipment	(4,308)	(793)
Capitalized software development costs	(1,197)	—
Purchases of marketable securities	(3,000)	—
Sales and maturities of marketable securities	3,000	—

Net cash used in investing activities from continuing operations	(10,224)	(793)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	3,113	1,339
Withholding taxes related to equity award net share settlement	(534)	(1,473)
Repurchase of common stock	(10,542)	(14,578)
Repayment of long-term borrowing	—	(10,000)

Net cash used in financing activities from continuing operations	(7,963)	(24,712)

Net cash transferred (to) from discontinued operation	(54)	3,874

Effect of exchange rate changes on cash and cash equivalents	(157)	(118)

Net change in cash and cash equivalents from continuing operations	(5,862)	(10,922)
Cash and cash equivalents of continuing operations at beginning of period	57,877	45,098

Cash and cash equivalents of continuing operations at end of period	$52,015	$34,176

	Three Months Ended March 31
	2010	2009
Supplemental disclosure of cash flow information
Cash flow from discontinued operation:
Net cash provided by (used in) operating activities	$(319)	$3,122
Net cash used in investing activities	—	(336)
Net cash transferred from (to) continuing operations	54	(3,874)
Effect of exchange rates on cash and cash equivalents	(1)	(2)
Net change in cash and cash equivalents from discontinued operations	(266)	(1,090)
Cash and cash equivalents of discontinued operation at beginning of period	266	3,253
Cash and cash equivalents of discontinued operation at end of period	$—	$2,163

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2010 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$46,088	69%	$7,272	11%	$4,243

Amortization of acquired developed technology	804		804		804
Amortization of other acquired intangibles	—		315		315
Stock-based compensation - cost of revenues	704		704		704
Stock-based compensation - operating expenses	—		3,581		3,581
Restructuring charges	—		29		29
Income tax adjustment for non-GAAP (1)	—		—		(1,877)

Non-GAAP	$47,596	71%	$12,705	19%	$7,799

Diluted net income per share
GAAP					$0.16
Non-GAAP					$0.29

Shares used to compute diluted net income per share					27,138

	Three Months Ended March 31, 2009 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$45,408	69%	$8,388	13%	$5,363

Amortization of acquired developed technology	782		782		782
Amortization of other acquired intangibles	—		439		439
Stock-based compensation - cost of revenues	647		647		647
Stock-based compensation - operating expenses	—		3,246		3,246
Restructuring charges	—		44		44
Income tax adjustment for non-GAAP (1)	—		—		(1,958)

Non-GAAP	$46,837	71%	$13,546	20%	$8,563

Diluted net income per share
GAAP					$0.21
Non-GAAP					$0.33

Shares used to compute diluted net income per share					25,844

(1)	The estimated non-GAAP effective tax rate was 35% for the three months ended March 31, 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected Continuing Operations’ GAAP Operating Income %

to Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2010
	Continuing Operations
	Operating Income %

Projected GAAP	11%	to	12%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	1%	to	2%
Projected stock based compensation adjustment	7%	to	8%

Projected non-GAAP	20%	to	21%